UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2021

Diversey Holdings, Ltd.

(Exact name of registrant specified in its charter)

Cayman Islands	001-40293	Not applicable
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Altura Road, Suite 125 Fort Mill SC 29708

(Address of principal executive offices, including zip code)

(803)-746-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	DSEY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, upon the recommendation of the Nominating and Governance Committee, the Board of Directors of Diversey Holdings, Ltd. (the “Company”) appointed Dr. Rodney F. Hochman to the Board, effective immediately. Dr. Hochman will serve as a Class I director until the expiration of his term on the date of the Company’s annual general meeting of shareholders in 2022 and until his successor is elected and qualified. Dr. Hochman will be a member of the Audit and Nominating and Governance Committees of the Board.

Rod Hochman, MD has been the President and Chief Executive Officer of Providence St. Joseph Health, a not-for-profit health system since 2013. Dr. Hochman is the chair for the American Hospital Association (AHA), a past chair of AHA's Regional Policy Board 9 and past chair of the board of trustees for the Catholic Health Association. Dr. Hochman was awarded the 2020 Lifetime Achievement Award by the Puget Sound Business Journal and in 2019, the National Center for Healthcare Leadership honored him as the recipient of the Gail L. Warden Leadership Excellence Award. He was also named the 2015 Innovator of the Year by Press Ganey and is the recipient of the 2017 Partners in Care Foundation Vision and Excellence in Health Care Leadership Award. Dr. Hochman served as a clinical fellow in internal medicine at Harvard Medical School and Dartmouth Medical School. In addition, he is a Fellow of the American College of Physicians and a Fellow of the American College of Rheumatology. Dr. Hochman received his bachelor’s degree and medical degree from Boston University.

There are no arrangements or understandings between Dr. Hochman and any other person pursuant to which Dr. Hochman was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Hochman and the Company. In connection with Dr. Hochman’s service as a member of the Board, he will receive the same compensation paid by the Company to its non-employee directors as disclosed in the Company’s Prospectus filed on March 26, 2021. The compensation of the Company’s directors may be adjusted by the Board from time to time. In addition to this compensation, Dr. Hochman will enter into the Company’s standard form of indemnification agreement for directors, a copy of which is filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on March 22, 2021.

Item 7.01	Regulation FD Disclosure.

A copy of a press release announcing Dr. Hochman’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

99.1	Press Release dated September 1, 2021

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2021	DIVERSEY HOLDINGS, LTD.

	By:	/s/ Philip Wieland
Name: Philip Wieland
Title: Chief Executive Officer